SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                          FORM 8-K/A

       Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 4,
1996




                    McKESSON CORPORATION
--------------------------------------------------------------
    (Exact name of registrant as specified in its charter)


     Delaware              1-13252                94-3207296
--------------------------------------------------------------
(State or other       (Commission File       (I.R.S. Employer
jurisdiction of            Number)              Identification
incorporation)                                      Number)


McKesson Plaza
One Post Street
San Francisco, California                               94104
--------------------------------------------------------------
(Address of principal executive offices)            (Zip Code)


                            (415) 983-8300
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     (Registrant's telephone number, including area code)


















Item 5.   Other Events.
          ------------

On October 4, 1996, the Registrant announced that it had executed a definitive agreement to acquire substantially all of the assets of the healthcare distribution business of FoxMeyer Corporation. The text of the press release regarding this announcement is set forth in Exhibit (99) to this Current Report on Form 8-K.







Item 7.   Financial Statements, Pro Forma Financial Infomation
          ----------------------------------------------------
          and Exhibits.
          -------------

          (c)  Exhibits
               --------

               (99) Press Release issued by McKesson
                    Corporation on October 4, 1996






                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    McKESSON CORPORATION
                                        (Registrant)



Dated:  October 9, 1996        BY  /s/NANCY A. MILLER
                                  Vice President and Secretary






                             EXHIBIT INDEX

Exhibit
   No.                   Title
-------   ---------------------------------------

(99)      Press Release issued by McKesson Corporation on
          October 4, 1996.















































                                                  Exhibit (99)

McKesson Corp.
  One Post Street, San Francisco CA 94104-5296 Tel 415 983
8300

Contact:  Janet Bley
          (415) 983-9357



McKESSON CORP. TO ACQUIRE ASSETS OF FOXMEYER CORP.
SAN FRANCISCO, Friday, October 4, 1996 (NYSE:MCK) -- McKesson Corp. today announced that it has executed a definitive agreement to acquire substantially all of the assets of the healthcare distribution business of FoxMeyer Corporation. The agreement, which provides for purchase through an expedited auction process, will be submitted today to the United States Bankruptcy Court in Delaware. Since its bankruptcy filing on August 27, 1996, FoxMeyer has been operating as a debtor in possession under the protection of Chapter 11 of the Bankruptcy Act.

     McKesson will pay up to $80 million in cash, subject to certain adjustments, and will discharge FoxMeyer's obligations under its debtor-in-possession financing with G.E. Capital Corporation. After restoration of normal trade credit terms, McKesson's total investment in the business will be approximately $400 million.

     On approval of certain provisions of the agreement by the bankruptcy court, McKesson will provide $30 million to FoxMeyer through participation in its existing debtor-in-possession financing. These funds will provide further borrowing availability and will facilitate the purchase of approximately $100 million of additional inventory. The increased inventory will help to restore FoxMeyer's customer service levels.

Alan Seelenfreund, McKesson's chairman and chief executive officer, said, "FoxMeyer's respected sales force has created a large and impressive customer base. Our plan is to use McKesson's considerable financial and technology strength to provide customers with the quality service and uninterrupted product flow critical to the success of their businesses."

"The acquisition of FoxMeyer clearly furthers our business strategy," said Mark A. Pulido, president and chief operating officer. "McKesson has made significant investments in strategic initiatives to advance the success of our customers. With this acquisition, these investments can be leveraged by quickly rolling out our programs to FoxMeyer's broad base of retail and institutional customers."

"This transaction will also allow McKesson to make significant improvements in its cost structure. Through the integration of these companies, we believe we can reduce annual fixed costs by more than $80 million, achieving an operating expense ratio of 3% by the year 2000." said Pulido.

"Depending on the speed of integration of our operating units, we expect this transaction to be accretive to earnings within 90 to 180 days following the closing. Given McKesson's strong balance sheet and positive operating cash flows, this acquisition can be financed well within McKesson's targeted debt to capital ratio and will not affect the company's ability to pursue additional acquisitions or share repurchases," said Richard H. Hawkins, vice president and chief financial officer.

 McKesson's newest retail offerings, CareMax(sm) and OmniLink(sm), give community pharmacists a patient-centered network and the on-line connectivity necessary to compete in today's managed care environment. In May, McKesson launched its newest retail offering, OmniLink(sm) Financial Systems, which offers automated reconciliation and reporting services as well as pre-funding services for third-party receivables.

In addition, this acquisition should substantially strengthen McKesson's position in the hospital marketplace. FoxMeyer's institutional customers will have access to McKesson Health Systems' offerings, including Automated Healthcare Inc.'s R(X)OBOT(TM), a hospital-based automated comprehensive pharmaceutical cost management system.

"We are sensitive to the needs of FoxMeyer's customers and employees. We intend to keep the entire FoxMeyer sales organization and are still evaluating our needs with respect to other employee groups. To retain continuity of the workforce and minimize the inconvenience to customers, a 'stay-pay' incentive plan has been put in place," said Pulido.

In addition to the approval of the bankruptcy court, the transaction is subject to various contractual conditions and to expiration of waiting periods under the Hart-Scott-Rodino Act. Assuming an expedited timetable in the bankruptcy proceeding and regulatory approval, the company anticipates the transaction closing sometime in November.

McKesson Corp., with annual revenues of $14 billion, is a leading provider of pharmaceuticals and health care products and services. Through McKesson Drug Co., McKesson Health Systems and a Canadian subsidiary, Medis Health and Pharmaceutical Services, the company is North America's largest pharmaceutical and health care products distributor.

FoxMeyer Corporation and its affiliates, based in Carrollton, TX, is a distributor of pharmaceuticals, health and beauty aids and other products, and a franchiser and operator of retail stores. It had sales of $5.5 billion in fiscal year ended March 31, 1996.

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These include the speed of integration of the acquired business as well as other risks detailed from time to time in the Company's SEC reports. The Company assumes no obligation to update the information in this release.

                             # # #

McKesson news releases are available at no charge through McKesson's NewsOnDemand fax service.
To immediately receive an index of available releases, call 1-
800-344-6495 and press 2.
On the Internet, visit us on the World Wide Web at:
http://www.McKesson.com